AMENDMENT #1
to the

AMENDED AND RESTATED
TRANSFER AGENT AND SERVICE AGREEMENT
between
QUANTITATIVE GROUP OF FUNDS
and
QUANTITATIVE INVESTMENT ADVISORS, INC.

Amendment dated January 27, 2011 to the Transfer Agent and Service Agreement between Quantitative Group of Funds and Quantitative Investment Advisors, Inc. (d/b/a Quantitative Advisors) made as of the 1st day of May, 2008, as amended on October 22, 2008.

1.         Exhibit A is replaced in its entirety with the Schedule below.

EXHIBIT A

Quant Small Cap Fund
Quant Quality Fund
Quant Emerging Markets Fund
Quant Foreign Value Fund
Quant Foreign Value Small Cap Fund

IN WITNESS WHEREOF, Quantitative Group of Funds and Quantitative Investment Advisors, Inc. (d/b/a Quantitative Advisors) have each caused this instrument to be signed in duplicate in its behalf by its President or a Vice President, duly authorized on this 27th day of January, 2011.

QUANTITATIVE GROUP OF FUNDS

By: /s/ Willard L. Umphrey
Willard L. Umphrey
President

QUANTITATIVE INVESTMENT ADVISORS, INC.

By: /s/ Willard L. Umphrey
            Willard L. Umphrey
President